SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 11, 2010

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10497 Town and Country Way, Suite 310, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Letter Agreement

On January 11, 2010, Alamo Energy Corp. (the “Registrant”) entered into a letter agreement (the “Agreement”) with Aimwell Energy Limited, a corporation based in the United Kingdom (“Aimwell”), for the participation rights with regard to Aimwell’s  license (the “License”) to operation certain oil and gas properties located in the United Kingdom.  Subject to relevant regulatory approvals, the Agreement provides for Aimwell to assign a 90% interest in the License to the Registrant in exchange for the Registrant’s payment of one (1) pound sterling to Aimwell, whereby the Registrant will be named the operator of the assets subject to the license.  Aimwell will retain a 10% interest in the license, though the Registrant will pay Aimwell’s proportional costs of operating the License until a field development plan is approved, and after which, the parties will share their costs in proportion to their ownership percentage interests in the License.

This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 8.01  Other Events.

Reference is made to the Registrant’s press release with regard to the Agreement, dated January 14, 2010, filed hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

 (c) Exhibits.

Exhibit No.	Description

10.1*	Letter Agreement with Aimwell Energy Limited, dated as of January 11, 2010
99.1*	Press Release dated January 14, 2010

* attached hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ALAMO ENERGY CORP.

Date: January 14, 2010	By:	/s/ Philip Mann
Philip Mann
Chief Financial Officer